UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 10, 2010 (August 9, 2010)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware	001-33024	20-4745690
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2010, EV Properties, L.P., a partnership wholly owned by EV Energy Partners, L.P. (the “Partnership”), entered into a definitive purchase and sale agreement with a subsidiary of Petrohawk Energy Corporation to acquire oil and natural gas properties in the Mid-Continent region.  The Partnership will acquire all of Petrohawk Energy Corporation’s interest in the properties for $123 million.  The acquisition has been approved by the Partnership’s Board of Directors and is expected to close by the end of September 2010 and is subject to customary closing conditions and purchase price adjustments.  A copy of the purchase and sale agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 “Regulation FD Disclosure.”  This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On August 9, 2010, the Partnership issued a press release announcing its second quarter 2010 results and its intention to acquire certain Mid-Continent oil and gas properties.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits. (Information furnished in Exhibit 99.1 is furnished pursuant to Item 7.01.)

(d)	Exhibits.

2.1	Purchase and Sale Agreement by and between Petrohawk Properties, LP, KCS Resources, LLC and Hawk Field Services, LLC and EV Properties, L.P. dated August 9, 2010

99.1	News Release of EV Energy Partners, L.P. dated August 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: August 10, 2010	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV
Management LLC, general partner of EV Energy GP, L.P.,
general partner of EV Energy Partners, L.P

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement by and between Petrohawk Properties, LP, KCS Resources, LLC and Hawk Field Services, LLC and EV Properties, L.P. dated August 9, 2010

99.1	News Release of EV Energy Partners, L.P. dated August 9, 2010